UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officer.

Executive Severance Pay Policy

On November 1, 2021, the Compensation Committee of Meta Financial Group, Inc. (“Meta Financial”), and MetaBank, National Association, a wholly-owned subsidiary of Meta Financial (“MetaBank”, together with Meta Financial, the “Company”) adopted an Executive Severance Pay Policy (the “Policy”), effective as of November 1, 2021. The Policy applies to individuals serving as the Company’s Chief Executive Officer (“CEO”), President and Executive Vice Presidents who sit on the Executive Committee, and other select employees identified by the CEO and approved by the Compensation Committee (each, an “Eligible Employee”).

The Policy provides that if the termination of an Eligible Employee occurs without Cause (as defined in the Policy), other than in connection with a Change-in-Control (as defined in the Policy), the Eligible Employee will be entitled to: (1) equal consecutive cash payment installments over a period of 12 months (24 months for the CEO) equal to 100% (200% for the CEO) of the Eligible Employee’s annual base salary, plus an amount equal to 100% (200% for the CEO) of the Eligible Employee’s annual target cash bonus; (2) the continuation of certain medical benefits for one year (two years for the CEO); (3) vesting of the unvested equity awards granted to the Eligible Employee, except if termination is within 6 months of the fiscal year in which a grant was made, in which case such grants shall be forfeited; and (4) payment of up to $10,000 for employee outplacement services.

If the termination of an Eligible Employee occurs without Cause, but in connection with a Change-in-Control, the Eligible Employee will be entitled to: (1) a lump-sum cash payment equal to 100% (200% for the CEO) of the Eligible Employee’s annual base salary, plus an amount equal to 100% (200% for the CEO) of the Eligible Employee’s annual target cash bonus; (2) the continuation of certain medical benefits for one year (two years for the CEO); (3) full vesting of the unvested equity awards granted to the Eligible Employee; and (4) payment of up to $10,000 for employee outplacement services.

The Policy conditions all payments and benefits upon an Eligible Employee’s execution of a release in favor of the Company, which includes non-disparagement covenants, and a non-solicitation obligation for a period of 12 months following the termination of the Eligible Employee’s employment.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Employment Agreement Termination

Glen W. Herrick, the Executive Vice President and Chief Financial Officer of Meta Financial and MetaBank, will be covered by the Executive Severance Pay Policy discussed above. Accordingly, pursuant to a Termination Agreement effective November 1, 2021 (the “Termination Agreement”), the Employment Agreement dated October 1, 2020 by and between Mr. Herrick and the Company (the “Employment Agreement”) will be terminated in its entirety, and Mr. Herrick’s employment with the Company will continue on an at will basis. Mr. Herrick will continue to serve in his current positions.

The Termination Agreement includes a general release and discharge of all claims arising under the Employment Agreement, including a release of all rights to any termination payments and to all provisions that purport to survive termination.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Executive Severance Pay Policy
10.2	Termination Agreement, dated as of November 1, 2021, by and among Meta Financial Group, Inc., MetaBank, National Association and Glen W. Herrick.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: November 2, 2021	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and Chief Financial Officer